EXHIBIT 99.1

Smart & Final Stores, Inc. Reports First Quarter 2017 Financial Results

COMMERCE, Calif. (May 3, 2017) – Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the fiscal first quarter ended March 26, 2017.

First Quarter Highlights:

•                  Net sales increase of 6.4% to $967.0 million

•                  Comparable store sales decrease of 2.5%, including impacts of deflation, cannibalization and adverse weather

•                  Net loss of $4.6 million, or $0.06 per diluted share

•                  Adjusted net loss of $1.5 million, or $0.02 per diluted share

•                  Adjusted EBITDA of $24.4 million

“The operating environment in the first quarter remained challenging, with lingering effects of deflation and cannibalization weighing on our sales performance and results of operations,” said David Hirz, President and Chief Executive Officer. “Our ability to deliver first quarter net sales growth of 6% year-over-year, despite market conditions and severe weather in our market areas, highlights the effectiveness of our differentiated model, as a one-stop shop for our household and business customers, and our unique product assortment of private label, club sizes and high quality perishables.   In the second half of 2017, we expect deflationary and cannibalization pressures to alleviate, and with severe weather behind us, anticipate positive comparable store sales growth and improved financial comparisons.”

Mr. Hirz added, “As we look beyond the current environment, we remain excited about the opportunity to grow and strengthen our two well-positioned store banners. During the first quarter, we opened two new Smart & Final Extra! stores and one new Cash & Carry store, and we are on track to open a total of 19 new stores in 2017.  Our pipeline of 2017 new stores provides us the opportunity to strengthen our presence in existing market areas, as well as introduce our brands to household and business customers in new communities.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income (loss), adjusted net income (loss) per share, adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Fiscal First Quarter 2017 Financial Results

Net sales were $967.0 million in the 12-week quarter ended March 26, 2017, representing a 6.4% increase as compared to $908.5 million for the same period of 2016. Net sales growth was driven by the net sales contribution of new stores, partially offset by a 2.5% decrease in comparable store sales. The decrease in comparable store sales was attributable to a 0.4% decrease in comparable transaction count, including the effect of cannibalization from new stores, and a 2.1% decrease in comparable average transaction size, including the impact of deflation in key product categories in both store banners.

Net sales for Smart & Final banner stores were $765.0 million, a 7.8% increase as compared to $709.3 million for the same period of 2016. Comparable store sales for the Smart & Final banner decreased 2.5% in the first quarter.

Net sales for Cash & Carry banner stores were $202.0 million, a 1.5% increase as compared to $199.1 million for the same period of 2016. Comparable store sales for the Cash & Carry banner decreased 2.4% in the first quarter.

Gross margin from operations was $133.1 million, a 3.7% increase as compared to $128.4 million in the first quarter of 2016. Gross margin rate was 13.8% as compared to 14.1% for the same period of 2016.

Operating and administrative expenses were $135.7 million, an 8.5% increase as compared to $125.1 million for the same period of 2016. This increase was primarily related to expenses associated with 26 new stores opened over the prior 12 months and related support costs.

Net loss was $4.6 million, including the effect of store development expenses and an income tax benefit of $6.0 million, as compared to net loss of $1.6 million and an income tax benefit of $2.0 million for the same period of 2016. Net loss per diluted share was $0.06 as compared to $0.02 for the same period of 2016.

Adjusted net loss was $1.5 million as compared to adjusted net income of $6.6 million for the same period of 2016. Adjusted net loss per diluted share was $0.02 as compared to adjusted net income per diluted share of $0.08 for the same period of 2016.

Adjusted EBITDA was $24.4 million as compared to $35.0 million for the same period of 2016.

Growth and Development

During the fiscal first quarter of 2017, the Company opened two new Smart & Final Extra! stores and one new Cash & Carry store. As of March 26, 2017, the Company operated a total of 308 stores, including 174 Smart & Final Extra! stores, 74 legacy Smart & Final stores and 60 Cash & Carry stores.

Operating Stores at Fiscal Quarter End (March 26, 2017)

	Smart & Final Banner Stores
	Extra! format	Legacy format	Total	Cash & Carry Banner Stores	Total Company
End of Fiscal 2016	172	74	246	59	305

New stores	2	-	2	1	3

Relocations, net	-	-	-	-	-

Conversions	-	-	-	-	-

Store closures	-	-	-	-	-

End of 1st Quarter 2017	174	74	248	60	308

Leverage and Liquidity

As of March 26, 2017, the Company’s debt, net of debt issuance costs, was $685.4 million and cash and cash equivalents were $50.4 million.

As of March 26, 2017, the Company generated cash from operations of $21.3 million and invested $29.1 million in capital expenditures, primarily related to the development of Extra! format stores and to improvements of existing assets.

Outlook

The Company is maintaining the previously issued guidance for the full year ending December 31, 2017:

Net sales growth	5.5% - 6.5%
Comparable store sales growth	1.0% - 2.0%
Unit growth (new stores)	15 Smart & Final Extra! 4 Cash & Carry
Relocations of existing stores to Extra! format	3 Smart & Final stores
Expansions or conversions of legacy stores to Extra! format	4 to 5 Smart & Final stores
Adjusted EBITDA	$185 - $195 million
Adjusted net income	$39 - $43 million
Adjusted diluted EPS	$0.50 - $0.55
Capital expenditures	$120 - $130 million
Fully diluted weighted average shares	77 million

The above guidance includes certain non-GAAP financial measures (namely adjusted net income, adjusted net income per diluted share and adjusted EBITDA), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: pre-opening costs associated with new stores of approximately $6 million, non-cash rent related to stores of approximately $4 million and share-based compensation expense of approximately $10 million. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

In the second quarter of fiscal year 2017, the Company expects to open four new Smart & Final Extra! stores and one new Cash & Carry store.

Fiscal First Quarter Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fiscal first quarter 2017 financial results. To participate in the call, please dial (877) 423-9813 (U.S.) or (201) 689-8573 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13659241. The telephonic replay will be available until 11:59 p.m. Eastern Time, on Wednesday, May 17, 2017.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of March 26, 2017, the Company operated 308 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, Idaho and Utah, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for over 145 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended	Twelve Weeks Ended
	March 26, 2017	March 27, 2016

Net sales	$967,017	$908,453
Cost of sales, buying and occupancy	833,906	780,102
Gross margin	133,111	128,351

Operating and administrative expenses	135,674	125,082
Income (loss) from operations	(2,563)	3,269

Interest expense, net	8,174	7,311
Equity in earnings of joint venture	167	444
Loss before income taxes	(10,570)	(3,598)

Income tax benefit	5,978	1,960
Net loss	$(4,592)	$(1,638)

Net loss per share:
Basic	$(0.06)	$(0.02)
Diluted	$(0.06)	$(0.02)

Weighted average shares outstanding:
Basic	72,287,891	73,189,149
Diluted	72,287,891	73,189,149

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	March 26, 2017	January 1, 2017

Assets
Current assets:
Cash and cash equivalents	$50,385	$54,235
Accounts receivable, less allowances of $433 and $434 at March 26, 2017 and January 1, 2017, respectively	27,367	31,809
Inventories	266,698	278,718
Prepaid expenses and other current assets	59,492	48,769
Deferred income taxes	-	22,105
Total current assets	403,942	435,636

Property, plant, and equipment:
Land	9,082	9,106
Buildings and improvements	17,351	17,351
Leasehold improvements	310,151	301,522
Fixtures and equipment	363,819	353,764
Construction in progress	16,636	12,110
	717,039	693,853
Less accumulated depreciation and amortization	269,108	249,251
	447,931	444,602

Capitalized software, net of accumulated amortization of $14,284 and $13,293 at March 26, 2017 and January 1, 2017, respectively	14,246	10,392
Other intangible assets, net	367,907	369,519
Goodwill	611,242	611,242
Equity investment in joint venture	14,512	14,366
Other assets	68,239	66,662
Total assets	$1,928,019	$1,952,419

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$216,774	$225,227
Accrued salaries and wages	31,446	31,933
Accrued expenses	86,195	82,925
Current portion of debt, less debt issuance costs	68,454	62,352
Total current liabilities	402,869	402,437

Long-term debt, less debt issuance costs	616,902	616,588
Deferred income taxes	108,329	129,902
Postretirement and postemployment benefits	120,157	121,409
Other long-term liabilities	133,791	129,834

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares – 10,000,000
Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000
Issued and outstanding shares - 73,155,074 and 72,930,653 at March 26, 2017 and January 1, 2017, respectively	73	73
Additional paid-in capital	502,044	500,666
Retained earnings	57,180	65,093
Accumulated other comprehensive loss	(13,326)	(13,583)
Total stockholders’ equity	545,971	552,249
Total liabilities and stockholders’ equity	$1,928,019	$1,952,419

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Twelve Weeks Ended	Twelve Weeks Ended
	March 26, 2017	March 27, 2016
Operating activities
Net loss	$(4,592)	$(1,638)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12,783	10,189
Amortization	8,900	7,345
Amortization of debt discount and debt issuance costs	445	639
Share-based compensation	1,814	1,507
Deferred income taxes	284	(446)
Equity in earnings of joint venture	(167)	(444)
Loss on disposal of property, plant, and equipment	21	78
Asset impairment	325	128
Changes in operating assets and liabilities:
Accounts receivable, net	2,663	2,401
Inventories	12,020	(961)
Prepaid expenses and other assets	(11,524)	(6,218)
Accounts payable	(8,453)	(8,717)
Accrued salaries and wages	(487)	(3,649)
Other accrued liabilities	7,279	12,037
Net cash provided by operating activities	21,311	12,251

Investing activities
Purchases of property, plant, and equipment	(24,570)	(28,217)
Proceeds from disposal of property, plant, and equipment	1,785	386
Assets acquired in Haggen Transaction	–	(1,801)
Investment in capitalized software	(4,524)	(696)
Other	(55)	(209)
Net cash used in investing activities	(27,364)	(30,537)

Financing activities
Proceeds from exercise of stock options	2,335	146
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(106)	(91)
Fees paid in conjunction with debt financing	(31)	(31)
Borrowings on bank line of credit	28,000	25,000
Payments on bank line of credit	(22,000)	-
Stock repurchases	(5,995)	(2,992)
Net cash provided by financing activities	2,203	22,032

Net (decrease) increase in cash and cash equivalents	(3,850)	3,746
Cash and cash equivalents at beginning of period	54,235	59,327
Cash and cash equivalents at end of period	$50,385	$63,073

Cash paid during the period for:
Interest	$2,340	$236
Income taxes	$–	$4

Non-cash investing and financing activities
Software development costs incurred but not paid	$344	$79
Construction in progress costs incurred but not paid	$11,537	$23,660

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(In Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Twelve Weeks Ended March 26, 2017
Net sales	$764,969	$202,048	$-	$967,017
Cost of sales, distribution and store occupancy	656,792	175,133	1,981	833,906
Operating and administrative expenses	103,906	16,166	15,602	135,674
Income (loss) from operations	$4,271	$10,749	$(17,583)	$(2,563)

Capital expenditures	$20,974	$2,873	$5,247	$29,094

Twelve Weeks Ended March 27, 2016
Net sales	$709,314	$199,139	$-	$908,453
Cost of sales, distribution and store occupancy	606,682	171,117	2,303	780,102
Operating and administrative expenses	95,200	14,825	15,057	125,082
Income (loss) from operations	$7,432	$13,197	$(17,360)	$3,269

Capital expenditures	$26,599	$1,062	$1,252	$28,913

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines adjusted net income as net income adjusted for the items set forth in the table below. The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding. The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding. The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of adjusted net income (loss), EBITDA and adjusted EBITDA to net loss, and adjusted net income (loss) per share and adjusted net income (loss) per diluted share to net loss per share, for the twelve week fiscal quarters ended March 26, 2017 and March 27, 2016.

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended March 26, 2017	Twelve Weeks Ended March 27, 2016
Net loss	$(4,592)	$(1,638)
Depreciation and amortization	21,683	17,534
Interest expense, net	8,174	7,311
Income tax benefit	(5,978)	(1,960)
EBITDA	19,287	21,247

Adjustments to EBITDA
Net loss from closed stores and exit costs (a)	390	1,136
Loss from asset dispositions (b)	328	128
Share-based compensation expense (c)	1,814	1,507
Non-cash rent (d)	360	248
Pre-opening costs (e)	971	191
Costs associated with acquired Haggen store locations (f)	1,201	10,576
Other (g)	56	6
Adjusted EBITDA	$24,407	$35,039

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Loss to Non-GAAP Adjusted Net Income (Loss)

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended March 26, 2017	Twelve Weeks Ended March 27, 2016
Net loss	$(4,592)	$(1,638)
Income tax benefit	(5,978)	(1,960)
Loss before income taxes	(10,570)	(3,598)

Adjustments to net loss
Net loss from closed stores and exit costs (a)	390	1,136
Loss from asset dispositions (b)	328	128
Share-based compensation expense (c)	1,814	1,507
Non-cash rent (d)	360	248
Pre-opening costs (e)	971	191
Costs associated with acquired Haggen store locations (f)	1,201	10,576
Other (g)	56	6
Adjusted income tax benefit (provision)	3,935	(3,561)
Adjusted net income (loss)	$(1,515)	$6,633

Adjusted Net Income (Loss) Per Share

Net loss per share - basic	$(0.06)	$(0.02)
Per share impact of net income (loss) adjustments	0.04	0.11
Adjusted net income (loss) per share - basic	$(0.02)	$0.09
Net loss per share - diluted	$(0.06)	$(0.02)
Per share impact of net income (loss) adjustments	0.04	0.10
Adjusted net income (loss) per share - diluted	$(0.02)	$0.08

Weighted average shares - basic	72,287,891	73,189,149
Weighted average shares - fully diluted	72,287,891	79,046,024

(a) Represents costs associated with store closure and exit costs.

(b) Represents non-cash loss associated with asset dispositions and impairment charges.

(c) Represents expenses associated with the Company’s equity-based incentive award program.

(d) Represents non-cash component of recognized rent expense.

(e) Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(f) Represents new store opening and relocation costs and non-cash rent related to acquired former Haggen store locations.

(g) Represents costs primarily associated with severance costs in the twelve week fiscal quarters ended March 26, 2017 and March 27, 2016.